Exhibit 99(A)

CONSOLIDATED RESULTS OF OPERATIONS

	Three Months Ended								Year Ended
(Millions, except per share data)	May 3 2003	,	August 2 2003	,	November 1 2003	,	January 31 2004	,	January 31 2004	,
	(unaudited)

Sales	$8,663		$9,324		$9,552		$13,389		$40,928
Net credit revenues	265		270		275		287		1,097

Total revenues	8,928		9,594		9,827		13,676		42,025

Cost of sales	5,957		6,450		6,643		9,339		28,389
Selling, general and administrative expense	1,889		2,022		2,178		2,568		8,657
Credit expense	175		175		180		192		722
Depreciation and amortization	261		274		277		286		1,098

Earnings from continuing operations before interest expense and income taxes	646		673		549		1,291		3,159

Interest expense	142		154		131		129		556

Earnings from continuing operations before income taxes	504		519		418		1,162		2,603

Provision for income taxes	191		197		156		440		984

Earnings from continuing operations	313		322		262		722		1,619

Earnings from discontinued operations, net of $18, $18, $18, $62 and $116 tax	29		29		31		101		190
	—		—		—		—		—

Net earnings	$342		$351		$293		$823		$1,809

Basic earnings per share:
Continuing operations	$0.34		$0.35		$0.29		$0.79		$1.78
Discontinued operations	0.03		0.03		0.03		0.11		0.21
Gain on disposal of discontinued operations	—		—		—		—		—
Basic earnings per share	$0.37		$0.38		$0.32		$0.90		$1.99

Diluted earnings per share:
Continuing operations	$0.34		$0.35		$0.29		$0.79		$1.76
Discontinued operations	0.03		0.03		0.03		0.11		0.21
Gain on disposal of discontinued operations	—		—		—		—		—
Diluted earnings per share	$0.37		$0.38		$0.32		$0.90		$1.97

Weighted average common shares outstanding:
Basic	910.3		910.8		911.3		911.6		911.0
Diluted	916.1		921.9		921.0		918.0		919.2